UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2011

GENEREX BIOTECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

33 Harbour Square, Suite 202, Toronto, Ontario Canada	M5J 2G2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangement of Certain Officers.

On January 14, 2011, Anna E. Gluskin resigned as a director of Generex Biotechnology Corporation (the “Company”) pursuant to the agreement that Ms. Gluskin reached with the Company with respect to her termination as President and Chief Executive Officer of the Company on September 29, 2010.  Ms. Gluskin also resigned as a director and as an officer of each of the following subsidiaries of the Company effective as of January 14, 2011:  Generex Pharmaceuticals Inc., Antigen Express, Inc., Generex Bermuda, Inc., Generex Pharmaceuticals (USA) LLC, SIA “Generex Biotechnology BALTIC”, Generex Biotechnology Limited, and Generex Marketing & Distribution Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: January 21, 2011	/s/ Mark A. Fletcher
Mark A. Fletcher Interim Chief Executive Officer and President

/s/ John P. Barratt
John P. Barratt
Chairman